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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): December 20, 2010

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                    PO Box 335, Dargaville, New Zealand 0340
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 903-3368

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

PivX Solutions, Inc. (the "Company") filed a Notice of Termination of Registration on September 25, 2008 and therefore is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 (the "34 Act"). Nonetheless, the Company files this Current Report for the sole purpose of informing shareholders and the public of certain events. This filing is not intended to imply that the Company intends to become subject to the 34 Act or comply with any other disclosure or filing requirements thereof.

The Company has become aware of certain anomalies, including a substantial rise in daily trading volume, in the trading of its Common Stock on the Pink Sheets. The Company is not aware of any material reason relating to the Company's operations for any changes in trading activity. The Company does not believe that there has been any material change in the assets, income, operations or financial condition of the Company that would justify any such trading activity.

The Company is filing and publishing the attached press release to dispel any rumors or misinformation that may exist in the public market place.


Item 9.01(d) Financial Statements and Exhibits.

Exhibit 1. Press Release

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2010

                                   PivX Solutions, Inc.

                                   By: /s/ Jason Coombs
                                       -------------------------------------
                                       Jason Coombs, Chief Executive Officer
                                       Chief Financial Officer and Secretary

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EXHIBIT 1

Press Release

Dargaville, New Zealand: December 20, 2010, PivX Solutions, Inc. (OTCPK:PIVX) is issuing this press release in response to recent trading in its common stock in the Pink Sheets. The Company is aware that certain unusual trading activity has occurred, including an increase in volume. Such increase in activity and other changes in the trading are not related to any events or activities of the Company, and there have been no material changes in the assets, revenue, operations or financial condition of the Company that could reasonably be expected to result in such trading activity.

As previously disclosed, the Company's corporate name is being changed to better reflect our primary business focus in forensics and security. The new corporate name will be Homeland Forensics, Inc. The Company expects the "PivX" security brand, including products and services known by that brand name in the information security and forensics industry, will remain a trademark of the Company after the corporate name is changed.


About PivX Solutions, Inc.

PivX Solutions Inc is a New Zealand-based developer of information security and digital forensics products and intellectual properties, including specialized computer communications equipment, computers, data storage devices and recordable media designed for use in data communications, data processing, and data storage applications that are sensitive to security or forensics.

PivX Solutions, Inc., started in 1999 as a family business, founded by Rob Shively and Geoff Shively as a result of their efforts to operate a previous business that created a popular Web destination for young people, similar to MySpace.com today, which was constantly under attack by malicious hackers.

PivX Solutions initially provided information security services to customers who needed the rare expertise in computer system security hardening that the Shively family had acquired by real world experience doing battle with electronic intruders and malicious software. Today, PivX Solutions owns intellectual property that takes a novel approach to the problems of protecting computer systems against motivated attackers who intend to gain control over them by forcing microprocessors to execute unauthorized program code. The company today sells software and forensic security services to individuals and businesses worldwide.

PivX Solutions, Inc. is quoted on the Pink Sheet under ticker symbol PIVX.

The company's headquarters is located in New Zealand.

More information can be obtained by contacting the Company at:

PivX Solutions, Inc.
USA: +1.949.903.3368
New Zealand: +64.21.313615
P.O. Box 335, Dargaville, New Zealand 0340 http://www.homelandforensics.com http://www.pivx.com


This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products, competitive factors, dependence upon third-party vendors, and other risks. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.